EXHIBIT 99.1


  ACACIA
 RESEARCH
CORPORATION

                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
February 24, 2005                                              Fax (949)480-8301


                     ACACIA RESEARCH REPORTS FOURTH QUARTER
                         AND YEAR END FINANCIAL RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - February 24, 2005 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months and the year ended December 31, 2004. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

         "Acacia Technologies group revenues for the year ended December 31, 2004 were $4,284,000, comprised of $2,784,000 in revenues from our Digital Media Transmission ("DMT(R)") licensing program and the recognition of $1,500,000 in deferred revenues from our television V-chip licensing program. During the fourth quarter we reported $779,000 in licensing revenues from our DMT licensing program. We entered into 103 new licenses for our DMT technology in the fourth quarter, including 95 cable TV licenses. We signed an additional 9 licenses since the end of the quarter and have entered into 294 DMT technology licenses to date," commented Chairman and CEO Paul Ryan.

         "Our recent acquisition of rights to 27 patent portfolios will provide the Acacia Technologies group with the potential of multiple revenue streams from additional licensing programs in 2005. The $19.6 million in proceeds from the recent sale of stock brings our cash and short term investment position to approximately $43 million and will enable us to continue to acquire additional patent portfolios as we move toward our goal of becoming the leading technology licensing company," concluded Mr. Ryan.

         "The CombiMatrix group revenues for the year ended December 31, 2004 were $19,641,000 comprised of $17,302,000 in Roche Diagnostics, GmbH ("Roche") related deferred contract revenues, $1,993,000 in government contract revenues and $346,000 of CustomArray(TM) product and service revenues. The CombiMatrix group reported revenues of $522,000 for the fourth quarter, comprised of $390,000 of government contract revenues and $132,000 of CustomArray(TM) product and service revenues. Our CustomArray(TM) revenues grew approximately 95% over the previous quarter. Government contract revenues in the fourth quarter include $73,000 related to the sale of arrays, resulting in total array product and service revenues of $205,000. For the year, total CustomArray(TM) revenues from third party customers as well as from our Department of Defense government contract were $590,000," said Dr. Amit Kumar, CEO and President of CombiMatrix Corporation.

         "During the fourth quarter, we established a strategic alliance with Science Applications International Corporation ("SAIC") to jointly develop biothreat identification arrays and entered into an agreement to acquire equity in Leuchemix Corporation, a developer of cancer drugs," concluded Dr. Kumar.

ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the fourth quarter of 2004 were $1,301,000 versus $534,000 in the comparable 2003 period. Fourth quarter 2004 revenues were comprised of $390,000 in government contract revenues and $132,000 in CustomArrayTM product and service revenues, all of which were recognized by the CombiMatrix group, and Digital Media Transmission DMT license fee revenues totaling $779,000 recognized by the Acacia Technologies group.

         Consolidated revenues for the year ended December 31, 2004 were $23,925,000 versus $1,148,000 in 2003. 2004 revenues were comprised of $17,302,000 in Roche related deferred contract revenues, $1,993,000 in government contract revenues and $346,000 of CustomArrayTM product and service revenues, all of which were recognized by the CombiMatrix group, and DMT license fee revenues totaling $2,784,000 and V-chip license fee revenues of $1,500,000 recognized by the Acacia Technologies group.

         In March 2004, the CombiMatrix group completed all phases of its research and development agreement with Roche and as a result, recognized all previously deferred Roche related contract revenues totaling $17,302,000, in the first quarter of 2004.

         As a result of the August 2004 final ruling of non-infringement in the Acacia Technologies group's V-chip litigation, in the third quarter of 2004, the Acacia Technologies group recognized $1,500,000 of V-chip related deferred license fee revenues and $668,000 of V-chip related deferred legal costs and recorded an impairment charge of $1,616,000 associated with the write-off of V-chip related goodwill. The ruling has no impact on the revenues that we have recognized to date from licensees of our patented V-chip technology.

         The fourth quarter 2004 consolidated net loss was $5,677,000 versus $5,147,000 in the comparable 2003 period. The fourth quarter 2004 results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $702,000 versus $807,000 in the comparable 2003 period.

         The consolidated net loss for the year ended December 31, 2004 was $4,833,000 versus $24,420,000 in 2003. Results for the year ended December 31, 2004 include non-cash patent amortization, asset depreciation and stock compensation charges totaling $3,505,000 versus $4,680,000 in 2003. The 2004 consolidated net loss also includes a non-cash legal settlement charge of $812,000 related to the change in fair value of AR-CombiMatrix common stock potentially issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The anti-dilution provisions expire in September 2005.

         Consolidated research and development expenses for the year ended December 31, 2004, comprised solely of costs incurred by the CombiMatrix group, were $7,168,000 (including government contract costs) versus $8,098,000 in 2003. Research and development activities for the year ended December 31, 2004 included increased costs incurred in connection with the CombiMatrix group's commitments under its biowarfare detection contract with the Department of Defense awarded in March 2004 and costs related to other internal research and development efforts in the areas of genomics, drug discovery and development and material sciences. Research and development expenses in the 2003 period related primarily to the CombiMatrix group's research and development agreements with Roche, which were completed in the first quarter of 2004.

         Marketing, general and administrative expenses for the year ended December 31, 2004 increased to $17,559,000 from $14,917,000 in 2003, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group's patent related commercialization expenses, an increase in marketing and sales costs related to the launch of the CombiMatrix group's CustomArray(TM) DNA array platform beginning in March 2004 and an increase in corporate professional fees related to Sarbanes-Oxley compliance projects and related efforts at both operating groups. The Acacia Technologies group's patent related legal expenses, excluding V-chip related legal fees described above, increased to $2,465,000 in 2004, as compared to $1,886,000 in 2003, due to an increase in costs incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs, including increased legal costs related to new patent claims and the identification of additional potential licensees of our DMT technology and increased patent enforcement costs related to ongoing DMT patent related litigation.

FINANCIAL CONDITION

         Total consolidated assets were $88,327,000 as of December 31, 2004 compared to $90,040,000 as of December 31, 2003. Cash and cash equivalents and short-term investments on a consolidated basis totaled $52,358,000 as of December 31, 2004 compared to $50,500,000 as of December 31, 2003.

         In February 2005, Acacia Research Corporation raised gross proceeds of $19,600,000 through the sale of 3,500,000 shares of Acacia Research - Acacia Technologies common stock at a price of $5.60 per share in a registered direct offering. Net proceeds raised of approximately $19,575,000, which are net of related issuance costs, were attributed to the Acacia Technologies group. All of the shares of Acacia Research-Acacia Technologies common stock were offered pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.


ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         DMT license fee revenues for the fourth quarter of 2004 were $779,000 versus $481,000 in the comparable 2003 period. DMT license fee revenues for the year ended December 31, 2004 were $2,784,000 versus $692,000 in comparable 2003 period. To date the Acacia Technologies group has entered into 294 license agreements for its DMT technology, including 107 cable TV licenses, 182 licenses for online entertainment, movies, news, sports, e-learning and corporate websites and licenses with 5 companies that provide over 90% of video-on-demand TV entertainment to the hotel industry in the United States. All of the Acacia Technologies group's material DMT license agreements provide for license fee payments to be made by the respective licensees over the term of the licenses.

         As a result of the August 2004 final ruling of non-infringement in the Acacia Technologies group's V-chip litigation, in the third quarter of 2004, the Acacia Technologies group recognized $1,500,000 of V-chip related deferred license fee revenues and $668,000 of V-chip related deferred legal costs and recorded an impairment charge of $1,616,000 associated with the write-off of V-chip related goodwill. The ruling has no impact on the revenues that we have recognized to date from licensees of our patented V-chip technology.

         The fourth quarter 2004 division net loss was $1,559,000 versus $1,082,000 in the comparable 2003 period. Included in the fourth quarter 2004 divisional results are non-cash patent amortization and depreciation charges totaling $139,000 versus $145,000 in the comparable 2003 period.

         The division net loss for the year ended December 31, 2004 was $5,543,000 versus $5,451,000 in 2003. In addition to the non-cash V-chip related goodwill impairment charge described above, the results for 2004 also included non-cash patent amortization and depreciation charges totaling $550,000 versus $616,000 in 2003. The net loss for 2003 also included a non-cash charge totaling $207,000 related to the write-down of our investment in ADX Corporation.

         Marketing, general and administrative expenses for the year ended December 31, 2004 increased to $5,049,000 from $4,317,000 in 2003, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group's patent related commercialization expenses and an increase in corporate professional fees related to the group's Sarbanes-Oxley compliance projects and related efforts. The Acacia Technologies group's patent related legal expenses, excluding V-chip related legal fees described above, increased to $2,465,000 for the year ended December 31, 2004 compared to $1,886,000 in 2003, due to an increase in costs incurred in connection with the Acacia Technologies group's ongoing DMT patent commercialization and enforcement programs, including increased legal costs related to new patent claims and the identification of additional potential licensees of our DMT technology and increased patent enforcement costs related to ongoing DMT patent related litigation.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $33,058,000 as of December 31, 2004 compared to $39,978,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $28,646,000 as of December 31, 2004 compared to $33,201,000 as of December 31, 2003.

         In February 2005, Acacia Research Corporation raised gross proceeds of $19,600,000 through the sale of 3,500,000 shares of Acacia Research - Acacia Technologies common stock at a price of $5.60 per share in a registered direct offering. Net proceeds raised of approximately $19,575,000, which are net of related issuance costs, were attributed to the Acacia Technologies group.


COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the fourth quarter of 2004 were $522,000 versus $53,000 in the comparable 2003 period. Fourth quarter 2004 revenues were comprised of $390,000 of government contract revenues and $132,000 of CustomArrayTM product and service revenues.

         Revenues for the year ended December 31, 2004 were $19,641,000 versus $456,000 in 2003. Revenues for the year ended December 31, 2004 were comprised of $17,302,000 in Roche related deferred contract revenues, $1,993,000 in government contract revenues and $346,000 of CustomArrayTM product and service revenues.

         Government contract revenues relate to the CombiMatrix group's development of biowarfare detection technology under a $5.9 million Department of Defense contract awarded in March 2004.

         In March 2004, the CombiMatrix group completed all phases of its research and development agreement with Roche and as a result, recognized all previously deferred Roche related contract revenues totaling $17,302,000, in the first quarter of 2004.

         The fourth quarter 2004 division net loss was $4,118,000 versus $4,065,000 in the comparable 2003 period. The fourth quarter 2004 results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $563,000 versus $662,000 in the comparable 2003 period.

         Division net income for the year ended December 31, 2004 was $710,000 versus a net loss of $18,969,000 in 2003. Results for the year ended December 31, 2004 include non-cash patent amortization, asset depreciation and stock compensation charges totaling $2,955,000 versus $4,064,000 in 2003. The decrease in non-cash charges is due primarily to the accelerated method of amortization used to amortize the CombiMatrix group's deferred stock compensation balance, which was fully amortized as of December 31, 2004. Net income for 2004 also includes a non-cash legal settlement charge of $812,000 related to the change in fair value of AR-CombiMatrix common stock potentially issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The anti-dilution provisions expire in September 2005.

         Research and development expenses for the year ended December 31, 2004 were $7,168,000 (including government contract costs) versus $8,098,000 in 2003. Research and development activities for the year ended December 31, 2004 included increased costs incurred in connection with the CombiMatrix group's commitments under its biowarfare detection contract with the Department of Defense awarded in March 2004 and costs related to other internal research and development efforts in the areas of genomics, drug discovery and development and material sciences. Research and development expenses in 2003 related primarily to the CombiMatrix group's research and development agreements with Roche, which were completed in the first quarter of 2004.

         Marketing, general and administrative expenses for the year ended December 31, 2004 increased to $9,377,000 from $8,714,000 in 2003, due primarily to an increase in marketing and sales costs related to the launch of the CombiMatrix group's CustomArray(TM) DNA array platform beginning in March 2004 and an increase in corporate professional fees related to the group's Sarbanes-Oxley compliance projects and related efforts.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $55,388,000 as of December 31, 2004 compared to $50,161,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $23,712,000 as of December 31, 2004 compared to $17,299,000 as of December 31, 2003.

BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS
-------------------------------------------

Business highlights of the fourth quarter and recent developments include:

ACACIA TECHNOLOGIES GROUP:

         o On January 31, 2005, Acacia Global Acquisition Corporation acquired the assets of Global Patent Holdings, LLC, a privately held patent holding company based in Northbrook, Illinois, which owned 11 patent licensing companies including TechSearch, LLC. The purchase price included $5.0 million in cash and the issuance of approximately 3.9 million shares of Acacia Research--Acacia Technologies common stock. The acquisition gives the Acacia Technologies group ownership of companies that control 27 patent portfolios, which include 120 U.S. patents and certain foreign counterparts, and cover technologies used in a wide variety of industries including:

                  AUDIO/VIDEO ENHANCEMENT AND SYNCHRONIZATION
                  -------------------------------------------

                  These patented technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies generally relate to the synchronization of audio/video signals. These technologies can be used by broadcasters, broadcast equipment manufacturers, other electronics manufacturers, and low frame rate video production, such as that used on the Internet.

                  BROADCAST DATA RETRIEVAL
                  ------------------------

                  This patented technology generally relates to a system for broadcasting and receiving programming content together with supplemental data such as the title of a song, artist, content description or a catalog number, which can be stored and recalled for later viewing. This technology can be used in satellite radio, and other broadcasting where data is transmitted along with the content.

                  COMPUTER MEMORY CACHE COHERENCY
                  -------------------------------

                  This patented technology generally relates to interface circuits used by intelligent peripheral devices with cache memory to communicate with the main computer memory. By synchronizing main computer memory and main cache memory, peripheral devices such as graphics processors can operate at much higher speeds, without costs associated with their own memory. This technology can be used in desktop, notebook, and server computer systems.

                  CREDIT CARD FRAUD PROTECTION
                  ----------------------------

                  This patented technology generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card, and debit transactions. The system includes an electronic card reader, and the generation and use of a transaction number, which specifically identifies each transaction processed within the system. As a result, the retailer does not necessarily have to print detailed information concerning the cardholder's identity or account number on the customer's receipt.

                  DATABASE MANAGEMENT
                  -------------------

                  This patented technology generally relates to the improved combination, display, and coordination of certain information from data tables in a relational database software program. The user is able to easily track the impact of a change to one table, on other tables in the program through various tools including a graphical representation.

                  DATA ENCRYPTION AND PRODUCT ACTIVATION
                  --------------------------------------

                  These patented technologies generally relate to accessing clear data, and encrypted data via an identification label. Once decrypted, the clear and decrypted data are combined to activate software programs, and other files. Other aspects of the technologies generally relate to the use of an operating system to transparently create an encrypted file storage subsystem to fully secure user files from access by anyone other than the user.

                  DIGITAL VIDEO PRODUCTION
                  ------------------------

                  These patented technologies generally relate to features that can be found in production video processing equipment. They cover improved methods of equipment interconnection, aspects of graphical user interface displays, and automation of video processing. These features allow ease of equipment interconnection, clearer information display, and automation of video production tasks previously performed manually. Other aspects of the technologies generally relate to automatic color correction, commonly used when transferring film to video, and certain 3D effects, commonly used in video scene transitions.

                  DYNAMIC MANUFACTURING MODELING
                  ------------------------------

                  This patented technology generally relates to a modeling and control process used to decrease costs and increase production for factory operations. Such simulation modeling can include a variety of parameters such as products, fabrication sequences, collections of job sets, scheduling rules, and machine reliability standards. This technology can be used for exacting manufacturing processes such as semiconductor fabrication.

                  ENHANCED INTERNET NAVIGATION
                  ----------------------------

                  These patented technologies generally relate to enhanced Internet navigation by retrieving a page from a hyper-linked website for retrieval offline on a personal computer. This enables certain website content to be saved, retrieved, and accessed locally, without the need for Internet connectivity. Other aspects of the technologies generally relate to information distribution and processing via the use of a linking reference to access sets of data. These technologies can be used in email transmissions with links to websites, special offers, and other information.

                  IMAGE RESOLUTION ENHANCEMENT
                  ----------------------------

                  This patented technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display. The apparent improvement in the resolution of an image occurs without requiring an increase in the resolution of the signal or input. This technology can be used in certain CRT, plasma and LCD televisions and displays, low resolution cameras such as camera phones, and consumer and commercial printers.

                  INTERACTIVE DATA SHARING
                  ------------------------

                  This patented technology generally relates to the real time sharing of changes to content, enabling users to interactively view, change and add to the content from multiple remote terminals. This technology can be used in certain types of conferencing such as web conferencing, interactive gaming, and other forms of collaborative interactive communication.

                  INTERACTIVE TELEVISION
                  ----------------------

                  These patented technologies generally relate to various aspects of interactive television including receivers such as set-top boxes and certain televisions used in digital satellite and digital cable systems that permit television viewers to access interactive television features supplied by their satellite and cable providers as part of their digital programming packages. Data, which is associated with the interactive television features and is broadcast along with the video signal, is extracted and processed by components within the receivers, and is then made available to viewers who choose to access the interactive television features through their remote control. Examples of such data include sports scores, weather information, stock updates, interactive games, and movie listings. Other aspects of the technologies generally relate to the scrambling or encrypting of broadcast signals whereby the unscrambling or decryption is accomplished through a removable card, commonly known as a "smart card."

                  INTERSTITIAL INTERNET ADVERTISING
                  ---------------------------------

                  This patented technology generally relates to the display of certain advertising, informational, and branding messages that appear between or outside web pages when the user is conducting a search, by storing the message prior to being displayed. This technology is most commonly used by travel based and other reservation based websites.

                  MICROPROCESSOR ENHANCEMENT
                  --------------------------

                  This patented technology generally relates to an architecture employed in advanced pipeline microprocessors. This architecture allows for conditional execution of microprocessor instructions, and a later determination of whether the instructions executed should be written back to memory. By conditionally executing instructions in this architecture, significant improvements in microprocessor speed can be achieved. Certain pipelined processor manufacturers are adopting this method of processing to improve processor speed.

                  MULTI-DIMENSIONAL BAR CODES
                  ---------------------------

                  This patented technology generally relates to encoding and reading a data matrix consisting of an array of data cells with a border. The data matrix can contain a variety, amount, and depth of information that would not fit on to an ordinary bar code. This patented technology can have many applications in the manufacturing, distribution, operations, accounting, and security industries such as tracking the movement of products, collection of data, improved production capabilities and anti-counterfeiting.

                  NETWORK DATA BACK-UP
                  --------------------

                  This patented technology generally relates to a computer network system for backing up data and program files listed by users from networked work stations. User lists are stored locally, resulting in increased speed and security. This technology can be used by network software.

                  RESOURCE SCHEDULING
                  -------------------

                  This patented technology generally relates to the creation and maintenance of a schedule through the periodic management and monitoring of interrelated and interdependent resources from a database. These resource management tools can be part of scheduling software used to plan and monitor the use of facilities, the allocation of manpower, and the use and scheduling of other resources.

                  ROTATIONAL VIDEO IMAGING
                  ------------------------

                  This patented technology generally relates to a rotational video imaging device for viewing the interior of a cavity or structure. This technology can be used for medical devices such as endoscopes, and non-medical devices capable of noninvasive surveillance and analysis.

                  SPREADSHEET AUTOMATION
                  ----------------------

                  This patented technology generally relates to automating the production of worksheet files for use by electronic spreadsheet programs. Specifically, the patented technology permits the efficient retrieval of data from external databases by allowing the user to select specific data from a database and import the specified data into a spreadsheet program through uniquely streamlined spreadsheet commands. The adaptive quality of the technology permits, among other things, the user to retrieve updated information from an external database without creating formatting issues in the user's spreadsheet program.

COMBIMATRIX GROUP:

         o In October 2004, the CombiMatrix group entered into an agreement to acquire up to a one-third ownership interest in Leuchemix, Inc. ("Leuchemix"), a private drug development firm, which is developing several compounds for the treatment of leukemia and other cancers. In consideration for the equity ownership interest, the CombiMatrix group will provide Leuchemix a total of $4,000,000 to be paid quarterly over the next two years. Dr. Amit Kumar, CombiMatrix Corporation's CEO, was named a director of Leuchemix.

         o In December 2004, the CombiMatrix group launched Design-on-Demand(TM) Arrays, providing researchers with the world's largest and most comprehensive catalog of array expression products for microbial, eukaryotic, and viral genomes. These arrays offer scientists an affordable and flexible tool to conduct whole-genome expression studies on a wide range of organisms, including Influenza, HIV, Anthrax, and SARS coronavirus. There are no minimum order requirements, no set-up fees, and no design fees in ordering these arrays.

         o In December 2004, the CombiMatrix group and its partner, Nanomaterials Discovery Corporation (NDC), achieved a milestone with the delivery of a prototype workstation for the combinatorial discovery and development of new nanomaterials.


         A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:00 p.m. Pacific Time (5:00 p.m. Eastern).

         To listen to the presentation by phone, dial (800) 262-1292 for domestic callers and (719) 457-2680 for international callers, both of whom will need to provide the operator with the confirmation code 8768414. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 8768414 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 29 patent portfolios, which include 126 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video-on-demand, digital ad insertion, interactive television, broadcast equipment, data transmission, cache coherency, data file synchronization, data matrix bar codes, dynamic manufacturing models, product activation, encryption, image resolution and enhancement, scheduling software, interstitial Internet advertising, interactive simulation systems, peer to peer network communications, spreadsheet programs, endoscopic cameras, video noise reduction, and audio/video synchronization.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

         Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                                 DECEMBER 31,      DECEMBER 31,
                                                     2004              2003
                                                   --------          --------

Total Assets                                       $88,327           $90,040
                                                   ========          ========
Total Liabilities                                  $11,913           $28,513
                                                   ========          ========
Minority Interests                                 $   778           $ 1,127
                                                   ========          ========
Total Stockholders' Equity                         $75,636           $60,400
                                                   ========          ========

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE THREE MONTHS ENDED           FOR THE TWELVE MONTHS ENDED
                                                        -------------------------------------  -------------------------------------
                                                        DECEMBER 31, 2004   DECEMBER 31, 2003  DECEMBER 31, 2004   DECEMBER 31, 2003
                                                        -----------------   -----------------  -----------------   -----------------
Revenues:
  Research and development contract .................   $             --    $             --   $         17,302    $             --
  License fees ......................................                779                 481              4,284                 692
  Government contract ...............................                390                  --              1,993                  --
  Service contracts .................................                 14                  26                116                  49
  Products ..........................................                118                  27                230                 407
                                                        -----------------   -----------------  -----------------   -----------------

    Total revenues ..................................              1,301                 534             23,925               1,148
                                                        -----------------   -----------------  -----------------   -----------------

Operating expenses:
  Cost of government contract revenues ..............                369                  --              1,874                  --
  Cost of product sales .............................                 92                   6                173                  99
  Research and development expenses .................              1,362               1,880              5,294               8,098
  Non-cash stock compensation expense -
     research and development .......................                 --                 (59)                91                 466
  Marketing, general and administrative
     expenses .......................................              4,938               3,577             17,559              14,917
  Non-cash stock compensation expense -
     marketing, general and administrative ..........                 29                 134                663               1,189
  Goodwill impairment charge ........................                 40                  --              1,656                  --
  Amortization of patents ...........................                400                 399              1,597               1,597
  Legal settlement charges ..........................                 36                  --                812                 144
                                                        -----------------   -----------------  -----------------   -----------------

    Total operating expenses ........................              7,266               5,937             29,719              26,510
                                                        -----------------   -----------------  -----------------   -----------------

    Operating loss ..................................             (5,965)             (5,403)            (5,794)            (25,362)
                                                        -----------------   -----------------  -----------------   -----------------

Other income (expenses) .............................                216                 162                784                 622
                                                        -----------------   -----------------  -----------------   -----------------

Loss from operations before income taxes and
   minority interests ...............................             (5,749)             (5,241)            (5,010)            (24,740)

Benefit for income taxes ............................                 69                  77                275                 273
                                                        -----------------   -----------------  -----------------   -----------------

Loss from operations before minority interests ......             (5,680)             (5,164)            (4,735)            (24,467)

Minority interests ..................................                  3                  17                  6                  47
                                                        -----------------   -----------------  -----------------   -----------------

Loss from continuing operations .....................             (5,677)             (5,147)            (4,729)            (24,420)

Discontinued operations:

    Estimated loss on disposal of discontinued
      operation .....................................                 --                  --               (104)                 --
                                                        -----------------   -----------------  -----------------   -----------------

Net loss ............................................   $         (5,677)   $         (5,147)  $         (4,833)   $        (24,420)
                                                        =================   =================  =================   =================

Earnings (loss) per share:
Attributable to the Acacia Technologies group:
  Loss from continuing operations ...................   $         (1,559)   $         (1,082)  $         (5,439)   $         (5,451)
    Basic and diluted loss per share ................              (0.08)              (0.05)             (0.27)              (0.28)
  Loss from discontinued operations .................   $             --    $             --   $           (104)   $             --
    Basic and diluted loss per share ................                 --                  --              (0.01)                 --
  Net loss ..........................................   $         (1,559)   $         (1,082)  $         (5,543)   $         (5,451)
    Basic and diluted loss per share ................              (0.08)              (0.05)             (0.28)              (0.28)

Attributable to the CombiMatrix group:
  Income (loss) from continuing operations ..........   $         (4,118)   $         (4,065)  $            710    $        (18,969)
    Basic and diluted income (loss) per share .......              (0.13)              (0.16)              0.02               (0.76)
  Net income (loss) .................................   $         (4,118)   $         (4,065)  $            710    $        (18,969)
    Basic and diluted income (loss) per share .......              (0.13)              (0.16)              0.02               (0.76)

Weighted average shares:
  Acacia Research - Acacia Technologies stock:
    Basic and diluted ...............................         19,805,917          19,718,377         19,784,883          19,661,655
                                                        =================   =================  =================   =================
Acacia Research - CombiMatrix stock:
    Basic ...........................................         31,130,175          26,207,146         29,962,596          24,827,819
                                                        =================   =================  =================   =================
    Diluted .........................................         31,130,175          26,207,146         30,995,663          24,827,819
                                                        =================   =================  =================   =================


                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                 DECEMBER 31,      DECEMBER 31,
                                                     2004              2003
                                                   --------          --------

Total Assets                                       $33,058           $39,978
                                                   ========          ========
Total Liabilities                                  $ 3,472           $ 4,188
                                                   ========          ========
Minority Interests                                 $   778           $ 1,127
                                                   ========          ========
Total Stockholders' Equity                         $28,808           $34,663
                                                   ========          ========

GROUP STATEMENTS OF OPERATIONS


                                                           FOR THE THREE MONTHS ENDED             FOR THE TWELVE MONTHS ENDED
                                                     -------------------------------------   -------------------------------------
                                                     DECEMBER 31, 2004   DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2003
                                                     -----------------   -----------------   -----------------   -----------------
Revenues:
  License fee income .............................   $            779    $            481    $          4,284    $            692
                                                     -----------------   -----------------   -----------------   -----------------
    Total revenues ...............................                779                 481               4,284                 692
                                                     -----------------   -----------------   -----------------   -----------------

Operating expenses:
  Marketing, general and administrative
    expenses .....................................              1,560               1,160               5,049               4,317
  Legal expenses - patents .......................                781                 451               3,133               1,886
  Goodwill impairment charge .....................                 40                  --               1,656                  --
  Amortization of patents ........................                126                 125                 501                 502
                                                     -----------------   -----------------   -----------------   -----------------

    Total operating expenses .....................              2,507               1,736              10,339               6,705
                                                     -----------------   -----------------   -----------------   -----------------

    Operating loss ...............................             (1,728)             (1,255)             (6,055)             (6,013)
                                                     -----------------   -----------------   -----------------   -----------------

Other income (expenses) ..........................                131                 113                 471                 408
                                                     -----------------   -----------------   -----------------   -----------------

Loss from continuing operations before
  income taxes and minority interests ............             (1,597)             (1,142)             (5,584)             (5,605)

Benefit for income taxes .........................                 35                  43                 139                 137
                                                     -----------------   -----------------   -----------------   -----------------

Loss from continuing operations before
   minority interests ............................             (1,562)             (1,099)             (5,445)             (5,468)

Minority interests ...............................                  3                  17                   6                  17
                                                     -----------------   -----------------   -----------------   -----------------

Loss from continuing operations ..................             (1,559)             (1,082)             (5,439)             (5,451)

Discontinued operations:
  Estimated loss on disposal of discontinued
    operation ....................................                 --                  --                (104)                 --
                                                     -----------------   -----------------   -----------------   -----------------

Division net loss ................................   $         (1,559)   $         (1,082)   $         (5,543)   $         (5,451)
                                                     =================   =================   =================   =================


                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                                DECEMBER 31,       DECEMBER 31,
                                                    2004               2003
                                                 ---------          --------

Total Assets                                     $ 55,388           $50,161
                                                 =========          ========
Total Liabilities                                $  8,560           $24,424
                                                 =========          ========
Minority Interests                               $     --           $    --
                                                 =========          ========
Total Stockholders' Equity                       $ 46,828           $25,737
                                                 =========          ========

GROUP STATEMENTS OF OPERATIONS



                                                         FOR THE THREE MONTHS ENDED               FOR THE TWELVE MONTHS ENDED
                                                   --------------------------------------    -------------------------------------
                                                   DECEMBER 31, 2004    DECEMBER 31, 2003    DECEMBER 31, 2004   DECEMBER 31, 2003
                                                   -----------------    -----------------    -----------------   -----------------
Revenues:
  Research and development contract ...........    $             --     $             --     $         17,302    $             --
  Government contract .........................                 390                   --                1,993                  --
  Service contracts ...........................                  14                   26                  116                  49
  Products ....................................                 118                   27                  230                 407
                                                   -----------------    -----------------    -----------------   -----------------

    Total revenues ............................                 522                   53               19,641                 456
                                                   -----------------    -----------------    -----------------   -----------------

Operating expenses:
  Cost of government contract revenues ........                 369                   --                1,874                  --
  Cost of product sales .......................                  92                    6                  173                  99
  Research and development expenses ...........               1,362                1,880                5,294               8,098
  Non-cash compensation expense -
    research and development ..................                  --                  (59)                  91                 466
  Marketing, general and administrative
    expenses ..................................               2,597                1,966                9,377               8,714
  Non-cash compensation expense -
    marketing, general and administrative .....                  29                  134                  663               1,189
  Amortization of patents .....................                 274                  274                1,096               1,095
  Legal settlement charges ....................                  36                   --                  812                 144
                                                   -----------------    -----------------    -----------------   -----------------

    Total operating expenses ..................               4,759                4,201               19,380              19,805
                                                   -----------------    -----------------    -----------------   -----------------

    Operating income (loss) ...................              (4,237)              (4,148)                 261             (19,349)
                                                   -----------------    -----------------    -----------------   -----------------

Other income ..................................                  85                   49                  313                 214
                                                   -----------------    -----------------    -----------------   -----------------

Income (loss) from operations before
  income taxes and minority interests .........              (4,152)              (4,099)                 574             (19,135)

Benefit for income taxes ......................                  34                   34                  136                 136
                                                   -----------------    -----------------    -----------------   -----------------

Income (loss) from operations before
  minority interests ..........................              (4,118)              (4,065)                 710             (18,999)

Minority interests ............................                  --                   --                   --                  30
                                                   -----------------    -----------------    -----------------   -----------------

Division net income (loss) ....................    $         (4,118)    $         (4,065)    $            710    $        (18,969)
                                                   =================    =================    =================   =================



                                                                 12